UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 14, 2017

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 7.01     REGULATION FD DISCLOSURE.
On June 14, 2017, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that its Board of Directors:

a) declared a common stock dividend for the second quarter ending June 30, 2017, of $0.12 per diluted share, payable July 17, 2017, for shareholders of record as of June 30, 2017;

b) declared a dividend for the second quarter ending June 30, 2017, of $0.5344 per diluted share, for the Company’s 8.55% Series A Cumulative Preferred Stock. This dividend is payable July 17, 2017, for shareholders of record as of June 30, 2017;

c) declared a dividend for the second quarter ending June 30, 2017, of $0.5281 per diluted share, for the Company’s 8.45% Series D Cumulative Preferred Stock. This dividend is payable July 17, 2017, for shareholders of record as of June 30, 2017;

d) declared a dividend for the second quarter ending June 30, 2017, of $0.4609 per diluted share, for the Company’s 7.375% Series F Cumulative Preferred Stock. This dividend is payable July 17, 2017, for shareholders of record as of June 30, 2017; and

e) declared a dividend for the second quarter ending June 30, 2017, of $0.4609 per diluted share, for the Company’s 7.375% Series G Cumulative Preferred Stock. This dividend is payable July 17, 2017, for shareholders of record as of June 30, 2017.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number     Exhibit Description

99.1	Press Release of the Company, dated June 14, 2017, furnished under Item 7.01, announcing the declaration of dividends.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2017

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel